UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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REALTY FINANCE TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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405 Park Avenue, 14th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, June 17, 2015

April 29, 2015

To the Stockholders of Realty Finance Trust, Inc.:

I am pleased to invite our stockholders to the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Realty Finance Trust, Inc., a Maryland corporation (“we,” “us,” “our” or the “Company”). The Annual Meeting will be held on Wednesday, June 17, 2015 at The Core Club, located at 66 E. 55th Street, New York, New York 10022, commencing at 1:15 p.m. (local time). At the Annual Meeting, you will be asked to (i) elect three members to the Board of Directors, (ii) ratify the audit committee’s appointment of KPMG LLP as the Company’s independent auditor for 2015 and (iii) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on Wednesday, April 22, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Boston Financial Data Services, Inc., at 1-855-800-9422.

Whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without any directions given, your shares will be voted in accordance with the recommendations of our Board of Directors. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, reminding you to vote your shares.

You are cordially invited to attend the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Nicholas Radesca

Nicholas Radesca
Chief Financial Officer, Treasurer and Secretary

Realty Finance Trust, Inc.

i

Realty Finance Trust, Inc.
405 Park Avenue, 14th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy card, mailed together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Annual Report”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Realty Finance Trust, Inc., a Maryland corporation (the “Company”), for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue, 14th Floor, New York, New York 10022. This Proxy Statement, Notice of Annual Meeting and our 2014 Annual Report were first mailed to our stockholders on or about Wednesday, April 29, 2015.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholders Meeting to be Held on Wednesday, June 17, 2015

This Proxy Statement and our 2014 Annual Report are available at:
www.2voteproxy.com/arc.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on Wednesday, June 17, 2015, commencing at 1:15 p.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, New York 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect three directors for one-year terms expiring in 2016 and until their successors are duly elected and qualified;
2.	ratify the audit committee’s appointment of KPMG LLP (“KPMG”) as the Company’s independent auditor for 2015; and
3.	consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our Common Stock (as defined below) entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, is the close of business on April 22, 2015. As of the record date, 20,775,826 shares of our common stock, par value $0.01 per share (“Common Stock”), were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The enclosed proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting can be obtained by calling our proxy solicitor, Boston Financial Data Services, Inc. (“Boston Financial”) at 1-855-800-9422. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed postage-paid return envelope to Boston Financial at the following address: Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, Massachusetts 02169. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.2voteproxy.com/arc; or
•	by telephone, by calling 1-800-830-3542.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us that benefit you as a stockholder. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately, and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this Proxy Statement. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” (i) the election of the nominees for director named in this Proxy Statement and (ii) the ratification of the audit committee’s appointment of KPMG as the Company’s independent auditor for 2015.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders and this Proxy Statement. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to Boston Financial at the following address: Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, Massachusetts 02169; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without any direction given, your shares will be voted as recommended by the Board of Directors.

What vote is required to approve each item?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of the holders of a majority of all shares of Common Stock who are present in person or by proxy at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of the election of directors, abstentions and broker non-votes will count towards the presence of a quorum but will have the same effect as votes cast against each director. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

Ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. If this selection is not ratified by holders of our voting securities, the audit committee, may, but need not, reconsider its appointment and endorsement. Abstentions, if any, will not be counted as having been cast and will have no effect on the outcome of the vote for this proposal. Broker non-votes will not arise in connection with, and will have no effect on the outcome of, this proposal because brokers may vote in their discretion on behalf of clients who have not furnished voting instructions. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter (the “Charter”).

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Boston Financial, Realty Capital Securities, LLC (the “Dealer Manager”) and American National Stock Transfer, LLC (“ANST”) to aid in the solicitation of proxies. Boston Financial will receive a fee of approximately $88,000 and we expect to pay the Dealer Manager and ANST approximately $75,000 for proxy solicitation services provided for us, which includes the reimbursement for certain costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by us. See “Certain Relationships and Related Transactions” for a description of the Company’s relationship and transactions with the Dealer Manager and ANST. In addition, our directors and officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders may receive a telephone call from a representative of Boston Financial if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Boston Financial representative is required to ask for each stockholder’s full name and address, or the zip code or control number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Boston Financial representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Boston Financial, then the Boston Financial representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Boston Financial representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Boston Financial will record the stockholder’s instructions on the card. Within 72 hours of such solicitation by Boston Financial, the stockholder will be sent a letter to confirm his or her vote and to ask the stockholder to call Boston Financial immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (212) 415-6500. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2014 Annual Report on Form 10-K or this Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling us at (212) 415-6500 or by mailing a request to Realty Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple sets of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Boston Financial, our proxy solicitor, at 1-855-800-9422.

How may I obtain a copy of annual, quarterly and current reports to stockholders?

We make available free of charge through our website at www.realtyfinancetrust.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each stockholder upon written request, a copy of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports. Requests for copies should be addressed to: Realty Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations, Telephone: 1-877-373-2522, E-mail: investorservices@americanrealtycap.com.

In addition, you may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, or may obtain information by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet address at www.sec.gov that contains reports, proxy statements and information statements, and other information, which may be obtained free of charge.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2016 annual meeting and included in the proxy materials for our 2016 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on December 1, 2015 and ending at 5:00 p.m., Eastern Time, on December 31, 2015. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Realty Finance Trust, Inc. 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Nicholas Radesca, Chief Financial Officer, Treasurer and Secretary. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2016 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” (I) THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2016 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED AND (II) THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2015. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL NO. 1 —

ELECTION OF DIRECTORS

The Board of Directors ultimately is responsible for the management and control of our business and operations. The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations by our advisor, Realty Finance Advisors, LLC (the “Advisor”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The Charter and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that from the commencement of the Company’s ongoing initial public offering, the number of directors shall never be less than three or greater than ten. The number of directors on the Board is currently fixed at three.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2016 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Peter M. Budko, Elizabeth K. Tuppeny and Dr. Robert J. Froehlich. Ms. Tuppeny and Dr. Froehlich each currently serves as a director of the Company. Mr. Budko currently serves as chief executive officer of the Company.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the three nominees. If you do not wish your shares to be voted “FOR” particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by the affirmative vote of the holders of a majority of all shares of Common Stock who are present in person or by proxy at the Annual Meeting, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote or otherwise) have the same effect as votes cast against each director.

If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement. William M. Kahane, who currently serves as the chairman of the Board, has notified the Company of his decision to retire and not stand for reelection at the Annual Meeting. In connection with Mr. Kahane’s retirement, the Board has nominated Peter M. Budko as a new director who, if elected by the stockholders, will be appointed by the Board as chairman of the Board of Directors.

Name	Age	Position
Peter M. Budko	55	Director Nominee, Chief Executive Officer
Elizabeth K. Tuppeny	54	Independent Director
Dr. Robert J. Froehlich	62	Lead Independent Director; Audit Committee Chair

Business Experience of Nominees

Peter M. Budko

Peter M. Budko has served as the chief executive officer of our Company and our Advisor since November 2014, and previously served as executive vice president of our Company and our Advisor since their formation in November 2012 until January 2013, and as president and secretary of our Company and our Advisor from January 2013 until November 2014. Mr. Budko served as a director of the Company from January 2013 until November 2014. He has also served as director and chairman of Business Development Corporation of America (“BDCA”) since December 2014, chief executive officer of BDCA since November 2014, and was president of BDCA from April 2012 until November 2014 and had served as its chief operating officer from January 2011 until November 2014. Mr. Budko has served as the chief executive officer of the BDCA adviser since June 2010. He also served as the chief investment officer of BDCA from

May 2010 until April 2012. Mr. Budko has served as president of Business Development Corporation of America II (“BDCA II”) since its formation in April 2014, chief executive officer since November 2014, as director and chairman of the board of directors of BDCA II since December 2014 and was chief operating officer from April 2014 until December 2014. Mr. Budko has served as the chief executive officer of the BDCA II adviser since its formation in April 2014. Mr. Budko has also served as chief investment officer and a director of RCS Capital Corporation (“RCAP”) since February 2013. Mr. Budko has been a principal and a member of the investment committee of BDCA Venture Adviser, LLC, the adviser to BDCA Venture, Inc. (NASDAQ: BDCV), since July 2014. Mr. Budko has also served in various executive capacities among other public, non-listed investment programs currently or formerly sponsored by American Realty Capital VIII, LLC (the “Sponsor”). Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets (“Wachovia”), from 1997 to 2006. As head of this group, Mr. Budko had responsibility for a diverse platform of structured financial and credit products, including commercial asset securitization, net lease credit financing and acquisitions, structured tax free asset exchange solutions and qualified intermediary services for real estate exchange investors. While at Wachovia, Mr. Budko acquired over $5 billion of assets. From 1987 to 1997, Mr. Budko worked in the Private Placement and Corporate Real Estate Finance Groups at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the Corporate Real Estate Finance group in 1990. Within the Private Placement group, Mr. Budko was responsible for the origination, structuring and placement of highly structured debt offerings by corporate issuers within NationsBank. Mr. Budko received a B.A. in Physics from the University of North Carolina. We believe that Mr. Budko’s current and prior experience as a director and/or executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our Board of Directors.

Elizabeth K. Tuppeny

Elizabeth K. Tuppeny has served as an independent director of our Company since January 2013. Ms. Tuppeny has also served as an independent director of American Realty Capital New York City REIT, Inc. (“ARC NYCR”) since March 2014 and in December 2014, she was appointed lead independent director and chair of the audit committee of ARC NYCR. Ms. Tuppeny has also served as an independent director of American Realty Capital Healthcare Trust II, Inc. (“ARC HT II”) since January 2013. Ms. Tuppeny also served as an independent director of American Realty Capital Trust IV, Inc. (“ARCT IV”) from May 2012 until the close of ARCT IV’s merger with American Realty Capital Properties, Inc. (“ARCP”) in January 2014, after which point Ms. Tuppeny was no longer associated with ARCT IV as an independent director nor affiliated with ARCT IV in any manner. Ms. Tuppeny has been the chief executive officer and founder of Domus, Inc. (“Domus”), a full-service marketing communications agency, since 1993. Domus’ largest client is Merck & Co., and Ms. Tuppeny advises Merck & Co. with respect to communications related to their healthcare-related real estate acquisitions. Ms. Tuppeny has 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies. Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games. Prior to founding Domus, Ms. Tuppeny was executive vice president, business development at Earle Palmer Brown from 1992 to 1993. From 1984 to 1993, Ms. Tuppeny worked at Weightman Advertising, where she became senior vice president. From 1982 to 1984, Ms. Tuppeny was an account executive at The Marketing Group. Ms. Tuppeny served on the board of directors and executive committee of the Philadelphia Industrial Development Council (“PIDC”) for three-plus years where she helped to plan and implement real estate transactions that helped to attract jobs to Philadelphia. As a board member of the PIDC, Ms. Tuppeny was responsible for evaluating and approving commercial and residential real estate business development applications for financing and tax abatement for for-profit and non-profit companies. During her tenure on the PIDC, Ms. Tuppeny approved over 500 real estate development applications including the funding for the Wistar Institute’s biotech and cancer research facility, the Thomas Jefferson University Hospital, a 1.2 million square foot distribution center for Teva Pharmaceuticals Industries Ltd., the Hospital of the University of Pennsylvania/Children’s Hospital of Philadelphia expansion and the Philadelphia State Hospital at Byberry. Ms. Tuppeny has served on the boards of directors and advisory committees for the Arthur Ashe Foundation, Avenue of the Arts, Drexel Medical School, Philadelphia Hospitality Cabinet, Pennsylvania Commission for Women, Penn Relays and the Police Athletic League. Ms. Tuppeny was the recipient of the national Stevie Award as the nation’s top woman entrepreneur in 2004 and was named as a “Top Woman in Philadelphia Business” in 1996, one of the

“Top 50 Women in Pennsylvania” in 2004 and as the “Businessperson of the Year” in 2003 by the Greater Philadelphia Chamber of Commerce. Ms. Tuppeny has taught at New York University, University of Pennsylvania and Temple University, and received her undergraduate degree from the University of Pennsylvania, Annenberg School of Communications. We believe that Ms. Tuppeny’s current experience as an independent director of ARCT IV, ARC NYCR and ARC HT II, as chief executive officer and founder of Domus and in evaluating healthcare-related real estate business development applications, makes her well qualified to serve on our Board of Directors.

Dr. Robert J. Froehlich

Dr. Robert J. Froehlich has served as an independent director of the Company since January 2013, and in December 2014, he was appointed lead independent director of the Company. Dr. Froehlich has also served as an independent director of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”) since November 2012, and in December 2014, he was appointed as lead independent director and audit committee chair of ARC DNAV. Dr. Froehlich has served as an independent director of ARC HT II since January 2013. Dr. Froehlich has over 35 years of experience in and around Wall Street. Dr. Froehlich was appointed in July 2009 to serve, and currently serves, as an independent director for a privately held company, Davidson Investment Advisors, Inc. Davidson Investment Advisors, Inc. manages over $1 billion in client assets. He began his career in the public sector from December 1975 to April 1978, as a budget analyst for the City of Dayton, Ohio, with a budget of $100 million. From May 1978 to February 1981, he served as the chief financial officer for Montgomery County, Ohio’s Water & Sewer District with annual operating revenues of $75 million. In March 1981, he was appointed the first city manager for Beavercreek, Ohio, as one of the youngest city managers in Ohio, with an operating budget of $5 million. Dr. Froehlich served there until April 1985, when he transitioned to the private sector as a senior executive with Ernst & Whinney from May 1985 to September 1989, where he was responsible for a national practice that conducted financial feasibility studies and financial consulting to tax exempt entities. From October 1989 to January 1997, he held several senior executive roles at Van Kampen Merritt, which after its merger with American Capital, became Van Kampen American Capital, with over $50 billion in assets across 75 different mutual funds. Dr. Froehlich began there as the director of Municipal Research and left as the firm’s first chief investment strategist. In February 1997, he then joined Kemper Funds, with $75 billion in assets among 50 different funds, as their vice chairman. In January 2001, he was appointed vice chairman of Scudder Investments, when Scudder Funds merged with Kemper Funds. Combined, they had assets of over $200 billion in 129 funds. In April 2002, when Deutsche Bank acquired Scudder Investments, Dr. Froehlich was named vice chairman of Deutsche Asset Management, a role he held until September 2009. From September 2009 until his retirement in April 2012, Dr. Froehlich was a senior executive with The Hartford Mutual Funds, where he also served as an officer of all 55 funds, with assets totaling $84 billion. Dr. Froehlich also served on the board of trustees of the University of Dayton from January 1998 to October 2008. While on the board, he was on the executive committee and served as chairman of the investment committee, overseeing a $500 million endowment. From October 1989 to February 1997, he served as a director for McCarthy, Crisanti & Maffei, Inc., a privately held economic research firm with revenues of $75 million, and a wholly owned subsidiary of Xerox Financial Corporation. He received his Ph.D. from California Coast University in 1979, M.A. from Central Michigan in 1978, M.P.A. from the University of Dayton in 1976 and a B.A. from the University of Dayton in 1975. In 2008, he was awarded an Honorary Doctorate of Commercial Sciences from the board of trustees of Central Michigan University. We believe that Dr. Froehlich’s current experience as an independent director of ARC DNAV and ARC HT II, his expertise in United States and global economics, global currencies and financial markets, public policy and politics and United States and global demographic trends makes him well qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF PETER M. BUDKO, ELIZABETH K. TUPPENY AND DR. ROBERT J. FROEHLICH AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2016 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations. The Advisor is wholly owned by our Sponsor, which is controlled by Nicholas S. Schorsch and William M. Kahane.

The Board of Directors held a total of 24 meetings, including actions by written consent, during the fiscal year ended December 31, 2014. All directors and nominees attended 100% of the total number of meetings while they were a member of the Board of Directors. All of our directors attended the 2014 annual stockholders’ meeting. We anticipate that all directors and nominees will attend the Annual Meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee. The Board of Directors has approved the formation of a conflicts committee, and we intend to organize a conflicts committee in 2015. The independent directors currently carry out the functions expected to be carried out by the conflicts committee. The Company does not currently have a compensation committee or nominating and corporate governance committee. The independent directors carry out the responsibilities typically associated with compensation committees and nominating and corporate governance committees. The audit committee held a total of three meetings and took action by written consent on one occasion during the year ended December 31, 2014. Our directors and nominees who are members of the audit committee attended 100% of all meetings while they were members of the audit committee.

Leadership Structure of the Board of Directors

Peter M. Budko currently serves as our chief executive officer. As chief executive officer, Mr. Budko is responsible for the daily operations of the Company and implementing the Company’s business strategy. In connection with Mr. Kahane’s retirement, the Board has nominated Mr. Budko as a new director who, if elected by the stockholders, will be appointed by the Board as chairman of the Board of Directors. The Board of Directors believes that because the chief executive officer is ultimately responsible for ensuring the successful operation of the Company and its business, which is also the main focus of the Board’s deliberations, the chief executive officer is the most qualified person to act as chairman. The Board of Directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

On December 29, 2014, the Board of Directors appointed Dr. Robert J. Froehlich as the lead independent director of the Company. The Board of Directors has appointed a lead independent director to provide an additional measure of balance, ensure the Board’s independence and enhance the Board’s ability to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on Board of Directors’ meeting agendas, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, acts as a liaison with service providers, officers, attorneys and other directors generally between meetings, serves as a representative and speaks on behalf of the Company at external seminars, conferences, in the media and otherwise, and otherwise assumes such responsibilities as may be assigned to him by the Board. The Company compensates Dr. Froehlich for acting as lead independent director.

The Company’s management believes that having a majority of independent, experienced directors, including a lead independent director with specified responsibilities on behalf of the Board, provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions and originations, incurrence and assumptions of debt, its oversight of the Company’s executive officers and the Advisor, managing risks associated with the independence of the members of the Board, and reviewing and approving all transactions with affiliated parties and resolving other conflicts of interest between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors has established an audit committee. The audit committee held three meetings during the fiscal year ended December 31, 2014 and took action by written consent on one occasion. The charter of the audit committee is available to any stockholder who requests it c/o Realty Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022. The audit committee charter is also available on the Company’s website at www.realtyfinancetrust.com by clicking on “Investor Relations — Corporate Governance — Audit Committee Charter.” Our audit committee consists of Ms. Tuppeny and Dr. Froehlich, each of whom is “independent” within the meaning of the applicable (i) provisions set forth in the Charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. Dr. Froehlich is the chair of our audit committee. The Board has determined that Dr. Froehlich is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

The audit committee’s report on our financial statements for the fiscal year ended December 31, 2014 is below under the heading “Audit Committee Report.”

Oversight of Compensation

The Company does not have any direct employees and compensation of directors is set by the independent directors. In carrying out these responsibilities, the Board may delegate any or all of its responsibilities to a subcommittee to the extent consistent with the Company’s charter, bylaws and any other applicable laws, rules and regulations. However, the Board does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate compensation committee at this time.

Oversight of Nominations and Corporate Governance

The Company does not have a standing nominating and corporate governance committee. The Board believes that because of the size and composition of the Board, it is more efficient and cost effective for the independent directors to perform the duties of a nominating and corporate governance committee. The independent directors are responsible for (i) identifying qualified individuals to become directors of the Company, (ii) recommending director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting, (iii) recommending committee assignments, (iv) periodically assessing the performance of the Board and (v) reviewing and recommending appropriate corporate governance policies and procedures for the Company, including developing and recommending a code of business conduct and ethics for the Company’s executive officers and senior financial officers and annually reviewing such code.

The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences. In making its determinations, the Board reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The Board also gives consideration to the Board having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Bylaws. See “Stockholder Proposals for the 2016 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

Oversight of Conflicts of Interest

The Board of Directors has approved the formation of a conflicts committee, and we intend to organize a conflicts committee in 2015. Currently our independent directors are responsible for approving transactions and resolving other conflicts of interest, between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The independent directors are responsible for reviewing and approving all material transactions with affiliated parties, all purchase or leases of properties from, or sales or leases to an affiliate, and reviewing and approving all agreements and amendments to agreements between the Company and its affiliates, including the Sponsor or Advisor and their subsidiaries.

During the fiscal year ended December 31, 2014, all of the members of the Board of Directors reviewed our policies and report that they are being followed by us and are in the best interests of our stockholders. Please read “Certain Relationships and Related Transactions — Affiliated Transaction Best Practices Policy.” Certain of the factors considered by the Board of Directors are set forth in the financial statements (including the footnotes thereto) and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the year ended December 31, 2014. The independent directors reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand, which occurred during the fiscal year ended December 31, 2014. The independent directors have determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the fiscal year ended December 31, 2014 were fair and were approved in accordance with the policies referenced in “Certain Relationships and Related Transactions” below.

In March 2011, Dealer Manager, an entity directly or indirectly under common control with the Sponsor that was retained by the Company to act as dealer manager in connection with the Company’s initial public offering, adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are sold on its platform (which includes the Company) that requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers. Accordingly, on November 28, 2012, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the Dealer Manager’s best practices guidelines.

Director Independence

Under our organizational documents, we must have at least three but not more than ten directors. The number of directors is currently fixed at three. A majority of these directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is defined under the Charter as one who is not associated and has not been associated within the last two years, directly or indirectly, with our Sponsor or Advisor. A director is deemed to be associated with our Sponsor or Advisor if he or she: (a) owns an interest in our Sponsor, Advisor or any of their affiliates; (b) is employed by our Sponsor, Advisor or any of their affiliates; (c) is an officer or director of the Sponsor, Advisor or any of their affiliates; (d) performs services, other than as a director, for us; (e) is a director for more than three real estate investment trusts (“REITs”) organized by our Sponsor or advised by our Advisor; or (f) has any material business or professional relationship with our Sponsor, Advisor or any of their affiliates. A business or professional relationship is considered material per se if the gross revenue derived by the director from our Sponsor and our Advisor and affiliates exceeds 5% of the director’s (i) annual gross revenue, derived from all sources, during either of the last two years or (ii) net worth, on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with our Sponsor, Advisor, any of their affiliates or us.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NASDAQ Stock Market (“NASDAQ”) even though our shares are not listed on NASDAQ. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Elizabeth K. Tuppeny and Dr. Robert J. Froehlich have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of our Charter and the NASDAQ’s director independence standards and audit committee independence standards, as currently in effect. There are no familial relationships between any of our directors and executive officers.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of Realty Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Nicholas Radesca, Chief Financial Officer, Treasurer and Secretary. Mr. Radesca will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation of Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions. Our current executive officers, Peter M. Budko, Donald MacKinnon, Andrew Winer, Nicholas Radesca and Boris Korotkin, are all employees of the Advisor and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. Additionally, Nicholas S. Schorsch, who served as an executive officer during the year ended December 31, 2014, was also an employee of the Advisor and did not receive any compensation directly from the Company for the performance of his duties as an executive officer of the Company. As a result, we do not have, and the Board has not considered, a compensation policy or program for our executive officers and has not included in this Proxy Statement a “Compensation Discussion and Analysis,” a report with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Advisor and its affiliates.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity. William M. Kahane, who is currently the chairman of the Board, has notified the Company of his decision to retire and not stand for reelection at the Annual Meeting. In connection with Mr. Kahane’s retirement, the Board has nominated Peter M. Budko as a new director who, if elected by the stockholders, will be appointed by the Board as chairman of the Board of Directors.

Name	Age	Position(s)
Peter M. Budko	55	Chief Executive Officer
Donald MacKinnon	50	President and Chief Operating Officer
Andrew Winer	47	Chief Investment Officer
Nicholas Radesca	49	Chief Financial Officer, Treasurer and Secretary
Boris Korotkin	42	Executive Vice President
William M. Kahane	67	Chairman of the Board of Directors
Elizabeth K. Tuppeny	54	Independent Director
Dr. Robert J. Froehlich	62	Lead Independent Director, Audit Committee Chair

Peter M. Budko

Please see “Business Experience of Nominees” beginning on page 6 for biographical information about Mr. Budko.

Donald MacKinnon

Donald MacKinnon has served as the chief operating officer of our Company and our Advisor since January 2013 and has served as the president of our Company and our Advisor since November 2014. From May 2011 through December 2012, Mr. MacKinnon served as senior vice president and head of High Yield Portfolio Management for Cole Real Estate Investments, Inc. (“Cole”), where he invested approximately $350 million in credit sensitive commercial mortgage backed securities (“CMBS”) and mezzanine loans for Cole. From July 2008 to March 2011, Mr. MacKinnon was a partner with EndPoint Financial, LLC where he provided CMBS advisory and real estate workout services. From January 2004 through March 2007, Mr. MacKinnon was a managing director at Nomura Securities International (“Nomura”) where he managed the North American Structured Credit Trading businesses including commercial real estate and asset backed securities. Prior to joining Nomura, Mr. MacKinnon served as president and chief executive officer of REALM, Inc. (“REALM”), a privately owned real estate software and services company primarily owned by Hicks Muse Tate and Furst, CMGI and T.H. Lee Putnam Equity Partners. Prior to REALM, Mr. MacKinnon was co-head and co-founder of the Commercial Mortgage Group and Manager of the European Asset Securitization Group at Donaldson Lufkin & Jenrette (“DLJ”). Prior to joining DLJ in 1992, Mr. MacKinnon worked in the Real Estate Finance Group at Salomon Brothers, Inc. on a variety of commercial real estate debt and equity transactions. Mr. MacKinnon also served on the Board of Directors for CRIIMI Mae, Inc. (NYSE: “CMM”) from 2001 to 2003. Mr. MacKinnon graduated Summa Cum Laude from Ohio Wesleyan University and holds a B.A. in economics, as well as an M.B.A. from the Harvard Business School.

Andrew Winer

Andrew Winer has served as chief investment officer of our Company and our Advisor since their formation in November 2012. Mr. Winer has served as chief investment officer of ARC Global, the ARC Global advisor and the ARC Global property manager since May 2012 and has served as president of ARC Global, the ARC Global advisor and the ARC Global property manager since October 2014. Mr. Winer has served as chief investment officer of ARC Global II, the ARC Global II advisor and the ARC Global II property manager since their formation in April 2014 and has served as president of ARC Global II, the ARC Global II advisor and the ARC Global II property manager since October 2014. Mr. Winer joined American Realty Capital in January 2012 and advises all American Realty Capital’s investment programs in connection with debt capital markets. He is involved in arranging corporate lines of credit and designing loan facilities. From April 2000 to January 2012, Mr. Winer worked at Credit Suisse, specifically in fixed income sales from 2000 to 2004, and he headed the CRE CDO Group and warehouse lending team from 2004 to 2008. His additional responsibilities at Credit Suisse included CMBS syndication and distribution, loan pricing and hedging, and real estate asset management. From January 1999 to December 1999, Mr. Winer worked at Global Asset Capital, an intellectual property securitization firm. From August 1993 to November 1998, Mr. Winer was employed at DLJ where he focused on bond structuring, loan origination, securitization deal management, CMBS trading, loan pricing and hedging and new business. Mr. Winer started his career in Arthur Andersen’s Structured Products Group from August 1991 to August 1993. During his time at DLJ he was awarded, “VP of the year” in 1995 and at Credit Suisse he was awarded “Top 50” in 2010. Mr. Winer received both a bachelor’s degree in business administration and a masters in accounting from the University of Michigan.

Nicholas Radesca

Nicholas Radesca has served as chief financial officer and treasurer of our Company and our Advisor since January 2013 and as secretary of our Company and our Advisor since November 2014. Mr. Radesca was appointed as chief financial officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager in January 2014, as treasurer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager in November 2014 and as secretary of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager in December 2014. Mr. Radesca has also served as chief financial officer of ARCT V, the ARCT V advisor and the ARCT V property manager since January 2013 and as treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager since December 2014. He has served as the chief financial officer and treasurer of American Energy Capital Partners, LP’s general partner since October 2013. Mr. Radesca has also served as chief financial officer and treasurer of BDCA and the BDCA advisor since February 2013. Mr. Radesca was appointed as secretary of BDCA in June 2013. Prior to joining American Realty Capital in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc. (“iStar”), a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

Boris Korotkin

Boris Korotkin has served as our executive vice president of our Company since May 2013. Mr. Korotkin has also served as senior vice president for American Realty Capital since January 2013 and previously served as vice president of American Realty Capital from its inception in April 2008 until December 2012. Mr. Korotkin has over 15 years of experience in the commercial real estate debt industry. While serving at American Realty Capital since its inception, Mr. Korotkin has arranged and closed over $3.5 billion of corporate credit facilities, senior mortgages and mezzanine financings. In these efforts, Mr. Korotkin has worked with a variety of lenders including money center banks, regional banks, community banks, life insurance companies, pension companies and specialty lenders. Prior to joining American Realty Capital in April 2008, Mr. Korotkin served as vice president of Transaction Structuring and Analysis for AFRT from January 1999 until March 2008 where he led the analysis team that was responsible for underwriting complex real estate acquisitions and financing transactions in the United States and Europe. Prior to joining AFRT, Mr. Korotkin was a controller for Universal Packaging Corp. and an auditor for Ford Motor Credit Company. Mr. Korotkin holds a bachelor’s degree from the Pennsylvania State University and an M.B.A. from LaSalle University.

William M. Kahane

William M. Kahane has served as a director of the Company since November 2014 and was appointed as chairman of the Board of Directors in December 2014. Mr. Kahane also previously served as Chief Operating Officer and Secretary of the Company and the Advisor from October 2014 to December 2014. Mr. Kahane has served as the chief executive officer and president of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since November 2014 and was appointed as a director and as chairman of the board of directors of ARC DNAV in December 2014. Mr. Kahane also previously served as a director of ARC DNAV from September 2010 until March 2012 and as chief operating officer and secretary of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from November 2014 until December 2014. Mr. Kahane has served as an executive officer of American Realty Capital Trust V, Inc. (“ARCT V”), the ARCT V advisor and the ARCT V property manager since November 2014 and in December 2014 was appointed as chief executive officer. Mr. Kahane was appointed as a director and as chairman of the board of directors of ARCT V in February 2015. Mr. Kahane has served as chief executive officer of AR Capital Acquisition Corp. since August 2014. Mr. Kahane has served as a director of ARC NYCR since its formation in December 2013 and was appointed as executive chairman in December 2014. Mr. Kahane served as chief operating officer, treasurer and secretary of American Realty Capital Global Trust, Inc. (“ARC Global”), the ARC Global advisor and the ARC Global property manager from October 2014 until February 2015 and was appointed executive chairman of the board of directors of ARC Global in February 2015. Mr. Kahane was appointed as a director and executive chairman of the board of directors of American Realty Capital Global Trust II, Inc. (“ARC Global II”) in December 2014 and previously served as the chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from October 2014 until December 2014. Mr. Kahane was appointed a director of American Realty Capital Hospitality Trust, Inc. (“ARC HOST”) in February 2014 and was appointed as executive chairman in December 2014. Mr. Kahane previously served as the chief executive officer and president of ARC HOST from August 2013 to November 2014. Mr. Kahane has served as a director of American Realty Capital-Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012, and from November 2014 to December 2014, Mr. Kahane served as chief operating officer and secretary of ARC RCA and the ARC RCA advisor. Mr. Kahane has served as the president of ARC RCA and the ARC RCA advisor since November 2014 and was appointed as the chairman of the board of directors of ARC RCA and the chief executive officer of ARC RCA and the ARC RCA advisor in December 2014. Mr. Kahane was appointed as a director and as the chairman of the board of directors of American Realty Capital — Retail Centers of America II, Inc. (“ARC RCA II”) in December 2014 and has served as chief executive officer of ARC RCA II and the ARC RCA II advisor since November 2014. Mr. Kahane has served as the president of ARC RCA II and the ARC RCA II advisor since October 2014. Mr. Kahane served as chief operating officer and secretary of ARC RCA II and the ARC RCA II advisor from October 2014 to December 2014. Mr. Kahane was appointed as a director and as the executive chairman of the board of directors of American Realty

Capital New York City REIT II, Inc. (“ARC NYCR II”) in January 2015. Mr. Kahane served as a director of ARCP from February 2013 to June 2014. Mr. Kahane has also served as a director of New York REIT, Inc. (“NYRT”) since its formation in October 2009 and was appointed as executive chairman in December 2014. Mr. Kahane also previously served as president and treasurer of NYRT from its formation in October 2009 until March 2012. Mr. Kahane served as a director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) from its formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. Mr. Kahane has served as a director of ARC HT II since March 2013 and served as executive chairman from December 2014 until February 2015. He also served as a director and executive officer of ARCP from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc. (“ARCT III”), the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director of Phillips Edison — ARC Grocery Center REIT II, Inc. (“PECO II”) from August 2013 until January 2015. Mr. Kahane also has been the interested director of BDCA since its formation in May 2010 and BDCA II since April 2014. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane served as a director of RCAP from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc. from February 2014 until May 2014.

Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co. (“Morgan Stanley”), specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Nicholas S. Schorsch while a trustee at American Financial Realty Trust (“AFRT”), from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a New York Stock Exchange growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

Elizabeth K. Tuppeny

Please see “Business Experience of Nominees” beginning on page 6 for biographical information about Ms. Tuppeny.

Dr. Robert J. Froehlich

Please see “Business Experience of Nominees” beginning on page 6 for biographical information about Dr. Froehlich.

Compensation of Directors

The following table sets forth information regarding compensation of our independent directors during the fiscal year ended December 31, 2014. Mr. Kahane received no additional compensation for serving as director.

Name	Fees Paid in Cash		Stock Awards	Total
Leslie D. Michelson	$64,750	(1)	$—	$65,750
Elizabeth K. Tuppeny	34,750	(2)	29,993	64,743
Dr. Robert J. Froehlich	34,750	(3)	29,993	64,743
Total	$134,250		$59,986	$194,236

(1)	Mr. Michelson earned fees in the amount of $98,125 for services as a director, including fees earned for being the lead independent director, during the fiscal year ended December 31, 2014. The payment of $64,750 is for services rendered during the years ended December 31, 2014 and 2013. Mr. Michelson resigned as a director on November 19, 2014.
(2)	Ms. Tuppeny earned fees in the amount of $63,250 for services as a director during the fiscal year ended December 31, 2014. The $34,750 payment is for services rendered during the years ended December 31, 2014 and 2013.
(3)	Dr. Froehlich earned fees in the amount of $63,441 for services as a director during the fiscal year ended December 31, 2014. The $34,750 payment is for services rendered during the years ended December 31, 2014 and 2013.

We pay to each of our independent directors the fees described in the table below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our Board of Directors. If a director also is our employee or an employee of our Advisor or any of its affiliates, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Independent Directors	Yearly retainer of $30,000 for each independent director and an additional $55,000 for the lead independent director; $2,000 for all meetings personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)(2)	Pursuant to our restricted share plan adopted in February 2013, each independent director will receive an automatic grant of 1,333 restricted shares on the date of each annual stockholders’ meeting. Each independent director is also granted 1,333 restricted shares of common stock on the date of initial election to the board. The restricted shares vest over a five year period following the grant date in increments of 20% per annum.
We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
• $2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours; or
• $5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

(1)	If there is a Board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(2)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.

Share-Based Compensation

Restricted Share Plan

We have adopted an employee and director incentive restricted share plan (the “RSP”). The RSP provides for the automatic grant of 1,333 restricted shares of Common Stock to each of the independent directors, without any further action by the Board of Directors or the stockholders, on the date of each annual stockholder’s meeting. Restricted shares issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of the Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. The total number of common shares reserved for issuance under the RSP will not exceed 5.0% of our outstanding shares, and in any event will not exceed 4,000,000 shares (as such number may be adjusted to stock splits, stock dividends or combinations of similar events).

Restricted share awards entitle the recipient to receive shares of our Common Stock under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship to us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed.

Any distributions payable in shares of our Common Stock shall be subject to the same restrictions as the underlying restricted shares. There were 4,799 unvested shares outstanding under the RSP at December 31, 2014.

The following table sets forth information regarding securities authorized for issuance under the RSP as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	—	—	3,992,002
Equity compensation plans not approved by security holders:	—	—	—
Total	—	—	3,992,002

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 22, 2015, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s executive officers and directors; and
•	all of the Company’s executive officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Class
Realty Finance Special Limited Partnership, LLC(2)	8,888		*
AR Capital, LLC(3)	44,444		*
Nicholas S. Schorsch(4)	—		*
William M. Kahane(5)	—		*
Peter M. Budko	—		*
Donald MacKinnon	—		*
Andrew Winer	—		*
Nicholas Radesca	—		*
Boris Korotkin	—		*
Elizabeth K. Tuppeny	2,705	(6)	*
Dr. Robert J. Froehlich	54,799	(7)	*
All directors and executive officers as a group (9 persons)	110,836	(8)	*

*	Less than 1%.
(1)	The business address of each individual or entity listed in the table is 405 Park Avenue, 14th Floor, New York, New York 10022.
(2)	The special limited partner is controlled by our Sponsor, which is controlled by Nicholas S. Schorsch and William M. Kahane
(3)	AR Capital, LLC is directly or indirectly controlled by Nicholas S. Schorsch and William M. Kahane.
(4)	Mr. Schorsch served as the Company’s chief executive officer and chairman of the Board of Directors until November17, 2014 and November 19, 2014, respectively.
(5)	William M. Kahane who currently serves as the chairman of the Board, has notified the Company of his decision to retire and not stand for reelection at the Annual Meeting.
(6)	Includes 2,133 unvested restricted shares held by Ms. Tuppeny which vest annually over a five-year period in equal installments beginning with the date of grant.
(7)	Includes 2,133 unvested restricted shares held by Dr. Froehlich which vest annually over a five-year period in equal installments beginning with the date of grant.
(8)	Includes 8,888 shares held by Realty Finance Special Limited Partnership, LLC and 44,444 shares held by AR Capital, LLC. See footnotes 2 and 3 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. For example, the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”) generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the Code of Business Conduct and Ethics for any executive officer or member of the Board must be approved by the Board and are publicly disclosed as required by applicable law and regulations. In addition, the audit committee is required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K promulgated under the Exchange Act).

Advisor

We entered into an advisory agreement with the Advisor, whereby the Advisor manages our day to day operations. Under the advisory agreement, we pay the Advisor, or its affiliates, an annual asset management fee equal to 0.75% of the cost of our assets (cost will include the principal amount funded by us to acquire or originate portfolio investments, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees). Commencing on the NAV pricing date, the asset management fee will be based on the lower of 0.75% of the costs of our assets (as calculated above) and 0.75% of the fair value of our assets (fair value will consist of the market value of each portfolio investment as determined in accordance with our valuation guidelines). This fee will be payable monthly in arrears, based on assets held by us during the measurement period, adjusted for appropriate closing dates for individual investments. The amount of the asset management fee will be reduced to the extent that the amount of distributions declared during the six month period ending on the last day of the calendar quarter immediately preceding the date such asset management fee is payable, exceeds the funds from operations (“FFO”), as adjusted, for the same period. For purposes of this determination, FFO (as defined by the National Association of Real Estate Investment Trusts), as adjusted, is FFO before deducting (i) acquisition fees and related expenses; (ii) non-cash restricted stock grant amortization, if any; and (iii) impairments of real estate related investments, if any. FFO, as adjusted, is not the same as FFO.

We will pay to our Advisor or its assignees 1.0% of the contract purchase price paid for our commercial real estate debt or other commercial real estate investments, including any financing attributable to such investments. This acquisition fee is reflective of services performed by our Advisor in connection with selecting commercial real estate investments for acquisition and shall cover such services until such time as our Advisor has begun negotiations with the seller to purchase such investment and presented a detailed investment memorandum to our Advisor’s investment committee or our Board for approval, as applicable.

Total acquisition fees and expenses incurred for the year ended December 31, 2014 were approximately $6.6 million. For the year ended December 31, 2014 we incurred from our Advisor and its affiliates approximately $2.6 million of offering costs and reimbursements. Annual subordinated performance fees of $0.6 million were incurred for the year ended December 31, 2014. The Advisor did not earn an asset management fee during the year ended December 31, 2014.

In addition, the parent of our Sponsor is party to a services agreement with RCS Advisory Services, LLC (“RCS Advisory”), pursuant to which RCS Advisory and its affiliates provides us and certain other companies sponsored by the parent of our Sponsor with services (including, without limitation, transaction management, compliance, due diligence, event coordination and marketing services among others) on a time and expenses incurred basis or at a flat rate based on services performed. The services covered by this agreement exclude any services provided in connection with a liquidation event or otherwise outside the ordinary course of business, which may be provided pursuant to a separate agreement and fee arrangement. We are party to a transfer agency agreement with ANST pursuant to which ANST provides us with transfer agency services (including broker and shareholder servicing, transaction processing, year-end IRS reporting and other services), and supervisory services overseeing the transfer agency services performed by a third-party transfer agent. The amounts we expect to pay for proxy solicitation services provided by RCS Advisory and ANST in connection with this proxy statement will be paid pursuant to these agreements. See “Information About the Meeting and Voting — Will you incur expenses in soliciting proxies?”

The amounts received by RCS Advisory and ANST for services performed on behalf of the Company during 2014 described in the preceding paragraph are included in the $2.6 million of offering costs and reimbursements incurred from our Advisor and its affiliates described above. The $75,000 we expect to pay for proxy solicitation services provided by the Dealer Manager and ANST in connection with this proxy statement are not included in this amount.

The Dealer Manager, RCS Advisory and ANST are wholly owned subsidiaries of RCAP, a public company listed on the New York Stock Exchange which is under common control with the parent of our sponsor.

The Advisor is indirectly controlled by Messrs. Schorsch and Kahane.

Dealer Manager

We have entered into a dealer manager agreement with the Dealer Manager. We pay our Dealer Manager 7.0% of the per share purchase price of shares in our offering, except that no selling commissions are paid on shares sold under our distribution reinvestment plan. Our Dealer Manager reallows all of the selling commission to soliciting dealers. Alternatively, a soliciting dealer may elect to receive a selling commission equal to 7.5% of gross proceeds from the sale of shares made by such soliciting dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of such sale up to and including the fifth anniversary of the closing of such sale, in which event, the dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a soliciting dealer in our primary offering, such that the combined selling commission and dealer manager fees do not exceed 10% of gross proceeds of our primary offering. Our Dealer Manager is required to repay to the Company any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated before reaching the maximum amount of offering proceeds. Additionally, we pay our Dealer Manager a dealer manager fee equal to 3.0% of the per share purchase price of shares in our primary offering; we do not pay a dealer manager fee with respect to sales under our distribution reinvestment plan. Our Dealer Manager is permitted to reallow all or a portion of the dealer manager fee to soliciting dealers. During the year ended December 31, 2014, the Company incurred $33.2 million to our Dealer Manager for selling commissions and dealer manager fees, of which approximately $22.8 million was paid directly to soliciting dealers per our Dealer Manager’s instruction and an additional $3.5 million was reallowed to soliciting dealers.

Messrs. Schorsch and Kahane together indirectly own a majority of the voting interests of the parent company that owns our Dealer Manager.

The parent company of our Dealer Manager is under common control with AR Capital, LLC (“ARC”), and the Advisor is owned directly or indirectly by ARC. ARC is controlled by Mr. Schorsch, formerly our chief executive officer and chairman of the Board of Directors, and Mr. Kahane, our current chairman of the Board of Directors.

Affiliated Transaction Best Practices Policy

In March 2011, our Dealer Manager adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are sold on its platform (which includes the Company) that requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers.

Accordingly, on November 28, 2012, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the Dealer Manager’s best practices guidelines, pursuant to which we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Mr. Schorsch and/or Mr. Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to the stockholders of the Company and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that the Company retains a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to the Company’s percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Advisor or its affiliates will be subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our Charter contains a number of restrictions or we have adopted policies relating to: (1) transactions we enter into with our Sponsor, our directors, our officers, our Advisor and its affiliates, (2) certain future offerings and (3) allocation of investment opportunities among affiliated entities. These restrictions and policies include, among others, the following:

•	We will not purchase commercial real estate investments in which our Sponsor, our Advisor, any of our directors, any of our officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to the seller, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such investment at an amount in excess of its appraised value as determined by an appraiser which has no material current or prior business or personal relationship with our directors or our Advisor. We will not sell investments to our Sponsor, our Advisor, any of our directors, any of our officers or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us. If a related party transaction is approved by the Board, our Advisor and its affiliates will be entitled to receive fees and expense reimbursements in connection with the transaction on the same basis as if the transaction were with a third party.
•	We may not purchase real estate assets from our Sponsor, Advisor, any of our directors, any of our officers or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approves the transaction as being fair and reasonable to us, and the price for the real estate assets is no greater to us than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable. In no event may the cost of any real estate asset exceed its appraised value at the time we acquire the real estate asset. We also may not sell assets to, or lease assets to or from, any of these parties unless the sale or lease is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as being fair and reasonable to us.
•	We will not make any loans to our Sponsor, our Advisor, any of our directors, any of our officers or any of their respective affiliates, other than loans to our wholly owned subsidiaries, except that we may make or invest in mortgage, bridge or mezzanine loans involving our Sponsor, our Advisor, our directors, our officers or their respective affiliates if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our

Sponsor, our Advisor, any of our directors, any of our officers or any of their respective affiliates will not make loans to us or invest in joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.
•	We may not invest in joint ventures with our Sponsor, Advisor, any of our directors, any of our officers or any of their respective affiliates, unless a majority of our Board of Directors, including a majority of our independent directors not otherwise interested in the transaction, approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities unless a majority of our Board of Directors, including a majority of our independent directors not otherwise interested in the transaction, approves the transaction as being fair, competitive and commercially reasonable, other than equity securities of a REIT or other real estate operating company.
•	Our Advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that our Advisor must reimburse us for the amount, if any, by which our total operating expenses paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets for that fiscal year. For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash expenditures, any incentive fees payable to our Advisor and acquisition fees and expenses are excluded from the definition of total operating expenses. Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses, including, but not limited to, the occurrence of natural disasters, hurricanes, floods, tornadoes, special tax assessments or acts of terrorism. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this overage in writing to the stockholders within sixty days of the end of the fiscal quarter and explain the justification for exceeding the limit. If our independent directors do not believe that exceeding the limit was justified, our Advisor must reimburse us the amount by which the aggregate expenses exceed the limit.
•	If an investment opportunity becomes available that is suitable, under all of the factors considered by our Advisor, for both us and one or more other entities affiliated with our Advisor, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our Board of Directors, including the independent directors, to ensure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our Advisor, subject to approval by our Board of Directors, shall examine, among others, the following factors:
•	the anticipated cash flow of the investment to be acquired and the cash requirements of each program;
•	the effect of the acquisition on diversification of each program’s investments;
•	the income tax effects of the purchase to each program;
•	the size of the investment; and
•	the amount of funds available to each program and the length of time such funds have been available for investment.

•	If a subsequent development, such as a delay in the purchase of an investment, causes any such investment, in the opinion of our Advisor, to be more appropriate for a program other than the program that committed to make the investment, our Advisor may determine that another program affiliated with our Advisor or its affiliates will make the investment. Our Board of Directors has a duty to ensure that the method used by our Advisor for the allocation of the acquisition of the investment by two or more affiliated programs seeking to acquire similar types of investments is applied fairly to us.
•	We will not accept goods or services from our Sponsor, our Advisor, any of our directors or any of their respective affiliates or enter into any other transaction with our Sponsor, our Advisor or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
•	We will not enter into co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any other ARC Program (as defined below), except as provided below. We may, from time to time, enter into a joint investment with a DST or a group of TICs in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to our stockholders and are fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment. We must also retain a controlling interest in the underlying investment, and the transaction must be approved by the independent directors of the Board of Directors after due and documented deliberation, including deliberation of any conflicts of interest. The Board of Directors must determine that the co-investment is fair, both financially and otherwise. In the case of such co-investment, our Advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio. The Board of Directors will review this policy on an annual basis.
•	Our Sponsor will not enter into co-investments or other business transactions with any ARC Program except for (i) transactions specifically contemplated by the prospectus of such ARC Program and exhibits thereto, as filed with the SEC upon initial effectiveness of such program’s current offering of securities and (ii) funding, including loans, from the ARC Program’s advisor to the ARC Program in compliance with applicable law and in accordance with the terms of any operative agreements and other documents. Notwithstanding the foregoing, our Sponsor will not, directly or indirectly, (i) purchase any asset from, or sell any asset to, any ARC Program or (ii) otherwise co-invest in any asset with any ARC Program, provided that the formation transactions in connection with the organization of ARCP are excluded from the foregoing restrictions and are permissible transactions under this policy. Our Board of Directors will review this policy on an annual basis.
•	All other transactions between us and any of our Sponsor, Advisor, any of our directors, any of our officers or any of their respective affiliates require approval by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

As used above, (i) an “ARC Entity,” which includes us, is an investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests describe below) is held, directly or indirectly, by Nicholas S. Schorsch and/or William M. Kahane, (ii) an “ARC Program,” which includes us, is any ARC Entity that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering and (iii) a publicly-traded REIT will not be deemed an ARC Entity or ARC Program solely as a result of ownership of shares by Mr. Schorsch and/or Mr. Kahane provided that (A) the total ownership by such individuals is less than 10% of the outstanding equity of the publicly-traded REIT, (B) neither Mr. Schorsch nor Mr. Kahane, nor any other officer or director of any other ARC Program, is an officer or director of such publicly-traded REIT or its external advisor (if any), and (C) such publicly-traded REIT is not controlled directly by Mr. Schorsch and/or Mr. Kahane.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2014. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of Realty Finance Trust, Inc.:

We have reviewed and discussed with management Realty Finance Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2014.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 16, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and have discussed with the independent accountant the independent accountant's independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Realty Finance Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

Audit Committee
Elizabeth K. Tuppeny
Dr. Robert J. Froehlich

PROPOSAL NO. 2 —

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, audited our consolidated financial statements from November 15, 2012 (date of inception) through the fiscal year ended December 31, 2013. As disclosed in our current report on Form 8-K filed with the SEC on January 28, 2015, on January 22, 2015, Grant Thornton resigned as our independent registered public accounting firm. On February 2, 2015, we engaged KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2014. The audit committee participated in and approved the decision to appoint KPMG. Grant Thornton’s resignation was not the result of any disagreements with us, and there were no “reportable events” of the type defined in Item 304(a)(1)(v) of Regulation S-K. KPMG reports directly to our audit committee. The audit reports of Grant Thornton on the Company’s financial statements for the year ended December 31, 2013 and for the period November 15, 2012 (date of inception) to December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the filing of our Current Report on Form 8-K filed with the SEC on January 28, 2015, we furnished a copy of the Item 4.01 disclosures referenced above to Grant Thornton and requested that Grant Thornton furnish us with a letter addressed to the SEC stating whether or not Grant Thornton agreed with such statements. A copy of such letter dated January 28, 2015 was attached as Exhibit 16.1 to such Current Report on Form 8-K.

Although ratification by stockholders is not required by law or our bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

We do not expect a representative of Grant Thornton to attend the Annual Meeting. KPMG was the auditor for the year ended December 31, 2014, and is being recommended to shareholders for ratification as auditors for the year ending December 31, 2015. A representative of KPMG is expected to attend the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders present at the meeting.

Fees

No fees for professional services rendered by KPMG were incurred during the fiscal year ended December 31, 2014 because we did not engage KPMG until January 2015. Aggregate fees for professional services rendered by Grant Thornton for the fiscal year ended December 31, 2014 were as follows:

Audit Fees

Audit fees billed were $181,218 for the fiscal year ended December 31, 2014 and $124,659 for the fiscal year ended in December 31, 2013. The fees were for professional services rendered for the audit of the Company’s consolidated financial statements, reviews of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and consents on the Company’s amendments to its registration statement on Form S-11.

Audit Related Fees

There were no audit related fees for the fiscal years ended December 31, 2014 and December 31, 2013.

Tax Fees

There were no tax fees billed for the fiscal years ended December 31, 2014 and December 31, 2013.

All Other Fees

There were no other fees billed for the fiscal year ended December 31, 2014. The aggregate fees billed by all independent auditors for the fiscal year ended December 31, 2014 were $181,218 and $124,659 for the fiscal year ended December 31, 2013.

PRE-APPROVAL POLICIES AND PROCEDURES

In considering the nature of the services provided by the independent auditor, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton and KPMG were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT AUDITOR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by it with respect to the fiscal year ended December 31, 2014, all reports were filed on a timely basis, except that certain transactions for Mr. Donald J. MacKinnon, our current President and Chief Operating Officer, and Mr. William M. Kahane, our current chairman of the Board of Directors, required to be reported on Form 3, were inadvertently filed late. The Form 3s were filed for Messrs. MacKinnon and Kahane on May 5, 2014 and December 12, 2014, respectively.

CODE OF ETHICS

The Board of Directors adopted the Code of Ethics effective as of February 7, 2013, which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website at www.realtyfinancetrust.com by clicking on “Investor Relations — Corporate Governance — Code of Ethics.” You may also obtain a copy of the Code of Ethics by writing to our secretary at: Realty Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Nicholas Radesca, Chief Financial Officer, Treasurer and Secretary. A waiver of the Code of Ethics for our chief executive officer may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other employees may be made only by our chief executive officer, chief operating officer or general counsel and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2015 ANNUAL MEETING

The Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2016 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than 5:00 p.m., Eastern time, on December 31, 2015. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for an annual meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in the Bylaws. Under the Bylaws, for a stockholder proposal to be properly submitted for presentation at our 2016 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on December 1, 2015 and ending at 5:00 p.m., Eastern Time, on December 31, 2015. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in the Bylaws, including, without limitation:

1.	as to each director nominee,
•	the name, age, business address and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;
•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and
2.	as to any other business that the stockholder proposes to bring before the meeting,
•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and
4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,
•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and

5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Realty Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Nicholas Radesca (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Nicholas Radesca

Nicholas Radesca
Chief Financial Officer, Treasurer and Secretary

RFT
Realty Finance Trust

PO BOX 55909, BOSTON, MA 02205-5909

Your Vote is Important!

Vote by Internet

Please go to the electronic voting site at **www.2voteproxy.com/arc**. Follow the on-line instructions. If you vote by internet, you do not have to return your proxy card.

Vote by Telephone

Please call us toll free at **1-800-830-3542**, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.

Vote by Mail

Complete, sign and date your proxy card and return it promptly.

Please ensure the address below shows through the window of the enclosed postage paid return envelope.

PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-9100

Realty Finance Trust, Inc.

Annual Meeting of Stockholders

June 17, 2015 at 1:15 PM

This proxy is solicited by the Board of Directors

The undersigning hereby appoints Peter M. Budko and Jason Emala, or one of them, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of Realty Finance Trust, Inc. (the "Company") to be held at The Core Club, located at 66 E. 55th Street, New York, NY 10022, at 1:15 p.m. (local time) on Wednesday, June 17, 2015, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of the proxy a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSALS. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to postpone or adjourn the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any postponements or adjournments thereof. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Stock Owner signature Date

Co-Owner signature Date

AR617 - RFT - V1

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Annual Report is/are available at:
www.2voteproxy.com/arc

Please mark box(es) as shown in this example. [X]

The Board of Directors recommends you vote FOR the following:

	FOR	AGAINST	ABSTAIN
1. Election of Directors			
1a. Peter M. Budko	☐	☐	☐
1b. Elizabeth K. Tuppeny	☐	☐	☐
1c. Dr. Robert J. Froehlich	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of KPMG LLP as the Company's Independent Auditor for 2015	☐	☐	☐

NOTE: Other business may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.

AR617 - RFT - V1